United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2022

Date of Report (Date of earliest event reported)

CleanTech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40611	85-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 West 25th Street, 9th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 494-9005

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLAQ	The Nasdaq Stock Market LLC
Warrants	CLAQW	The Nasdaq Stock Market LLC
Rights	CLAQR	The Nasdaq Stock Market LLC
Units	CLAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the Special Meeting of Stockholders on July 18, 2022 (the “Meeting”), CleanTech Acquisition Corp. (the “Company” or “CLAQ”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of July 14, 2021, with Continental Stock Transfer & Trust Company on July 19, 2022. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination six (6) times for an additional one (1) month each time from July 19, 2022, to January 19, 2023, by depositing $100,000 to the trust account for each one-month extension.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2022, the Company issued an unsecured promissory note in the aggregate principal amount of $150,000 to CleanTech Investments, LLC (“CleanTech Investments”) and an unsecured promissory note in the aggregate principal amount of $300,000 to CleanTech Sponsor I LLC (“CleanTech Sponsor”). The Company deposited to the trust account $100,000 of the total $450,000 of loan amount and extended the amount of time it has available to complete a business combination from July 19, 2022 to August 19, 2023. Both CleanTech Investments and CleanTech Sponsor are the Company’s sponsors at its initial public offering. Neither promissory note bears interest and both of them will be repaid only upon closing of a business combination by the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on July 18, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on July 19, 2022 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2022, the Company held the Meeting. On June 15, 2022, the record date for the Meeting, there were 21,562,500 shares of common stock of CLAQ entitled to be voted at the Meeting, 72.12% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of CLAQ’s stockholders at the Meeting are as follows:

1.	Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, giving CLAQ the right to extend the date by which it has to complete a business combination six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023. Adoption of the amendment required approval by the affirmative vote of at least a majority of the Company’s outstanding common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,332,777	2,218,136	0	0

2.	Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of July 14, 2021, by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time it has to complete a business combination six (6) times for an additional one (1) month each time from July 19, 2022, to January 19, 2023 by depositing into the trust account $100,000 for each one-month extension. Adoption of the amendment required approval by the affirmative vote of at least a majority of the Company’s outstanding common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,332,752	2,218,136	25	0

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

1.1	Amendment to the investment management trust agreement, dated as of July 14, 2021, with Continental Stock Transfer & Trust Company
3.1	Amendment to the Amended and Restated Certificate of Incorporation of CleanTech Acquisition Corp., dated July 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022	CLEANTECH ACQUISITION CORP.

	By:	/s/ Eli Spiro
	Name:	Eli Spiro
	Title:	Chief Executive Officer

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